U.S. Securities and Exchange Commission
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported):   July 29, 2004

Roberts Realty Investors, Inc.
(Exact name of Registrant as specified in charter)

Georgia	001-13183	56-2122873
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

450 Northridge Parkway, Suite 302, Atlanta, Georgia	30350
(Address of principal executive offices)	(Zip Code)

(770) 394-6000
Registrant's Telephone Number, including Area Code

Item 2.  Acquisition or Disposition of Assets.

        Roberts Realty Investors, Inc. conducts its business through Roberts Properties Residential, L.P. (the “operating partnership”), which owns all of Roberts Realty’s properties. Roberts Realty owns a 73.4% interest in the operating partnership and is its sole general partner. On July 29, 2004, the operating partnership sold its 200-unit St. Andrews at the Polo Club apartment community located at Wellington, Palm Beach County, Florida to Wellington Development, L.C. The total sales price for the St. Andrews’ community was $36,000,000, or $180,000 per unit, with the buyer paying an additional $3,177,000 or $15,885 per unit to State Farm Life Insurance Company as an early termination fee to pay off the mortgage debt on the property. The transaction is further described in Roberts Realty’s July 29, 2004 press release filed herewith as Exhibit 99.1.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(b)       Pro Forma Financial Information.

It is impractical to provide the required pro forma financial information at the date of the filing of this Form 8-K. Roberts Realty will file the required pro forma financial information as soon as practicable but not later than sixty days after the date on which this Form 8-K must be filed.

(c)       Exhibits.

2.1	Sales Contract dated May 24, 2004, by and between Roberts Properties Residential, L.P. and Wellington Development, L.C., with First, Second and Third Amendments thereto dated June 15, July 1, and July 12, 2004, respectively.

99.1	Press Release dated July 29, 2004, announcing the sale of Roberts Realty’s St. Andrews at the Polo Club apartment community.

Signatures

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be filed on its behalf by the undersigned hereunto duly authorized.

ROBERTS REALTY INVESTORS, INC.

Dated: August 10, 2004	By: /s/ Greg M. Burnett Greg M. Burnett Chief Financial Officer

Exhibit Index

Exhibit Number            Description

    2.1                             Sales Contract dated May 24, 2004, by and between Roberts Properties Residential, L.P. and
                                      Wellington Development, L.C., with First, Second and Third Amendments thereto dated June 15,
                                      July 1, and July 12, 2004, respectively.

    99.1                           Press Release dated July 29, 2004, announcing the sale of Roberts Realty's St. Andrews at the
                                      Polo Club apartment community.

4